SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                              --------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                         36-0899825
                                                        (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
 (Address of principal executive offices)                   (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                              --------------


                              THE AES CORPORATION
              (Exact name of obligor as specified in its charter)



           Delaware                                      54-1163725
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                     identification number)

         1001 North 19th Street
         Arlington, Virginia                                   22209
(Address of principal executive offices)                    (Zip Code)


                   Guarantee of Preferred Securities of
                             The AES Trust II
                      (Title of Indenture Securities)



Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.



Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all
      in the City of Chicago and State of Illinois, on the   31st day of
      October, 1996.


              The First National Bank of Chicago,
              Trustee

              By  /s/ R. D. Manella

                  Richard D. Manella
                  Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).




                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                          October 31, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee Agreement of The AES Corporation, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago


                        By:   /s/ R. D. Manella
                              Richard D. Manella
                              Vice President





                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago  Call Date:  06/30/96 ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460                               Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                              C400          <-
                                                                       Dollar Amounts in                  ------------    -------
                                                                           Thousands            RCFD      BIL MIL THOU
                                                                       ------------------       ----      ------------

ASSETS
 1. Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..........                           0081       3,572,641      1.a.
    b. Interest-bearing balances(2)...................................                           0071       6,958,367      1.b.
 2. Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)......                           1754               0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...                           1773       1,448,974      2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.............................................                           0276       5,020,878      3.a.
    b. Securities purchased under agreements to resell................                           0277         918,688      3.b.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)..........................................................  RCFD 2122 19,125,160                               4.a.
    b. LESS: Allowance for loan and lease losses......................  RCFD 3123    379,232                               4.b.
    c. LESS: Allocated transfer risk reserve..........................  RCFD 3128          0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...........................                           2125      18,745,928      4.d.
 5. Assets held in trading accounts...................................                           3545       9,599,172      5.
 6. Premises and fixed assets (including capitalized leases)..........                           2145         623,289      6.
 7. Other real estate owned (from Schedule RC-M)......................                           2150           8,927      7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)....................................                           2130          57,280      8.
 9. Customers' liability to this bank on acceptances outstanding......                           2155         632,259      9.
10. Intangible assets (from Schedule RC-M)............................                           2143         156,715     10.
11. Other assets (from Schedule RC-F).................................                           2160       1,592,088     11.
12. Total assets (sum of items 1 through 11)..........................                           2170      49,335,206     12.

-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago  Call Date:  06/30/96 ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460                               Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued

                                                                       Dollar Amounts in
                                                                           Thousands                    Bill Mil Thou
                                                                       ------------------               -------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................................                        RCON 2200    16,878,870      13.a.
       (1) Noninterest-bearing(1).................................... RCON 6631  7,855,880                                13.a.(1)
    (2) Interest-bearing............................................. RCON 6636  9,022,990                                13.a.(2)
b.  In foreign offices, Edge and Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II)...............................                        RCFN 2200    12,677,057      13.b.
    (1) Noninterest bearing.......................................... RCFN 6631    766,936                                13.b.(1)
    (2) Interest-bearing............................................. RCFN 6636 11,910,121                                13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.......................................                        RCFD 0278     1,318,968      14.a.
    b. Securities sold under agreements to repurchase................                        RCFD 0279     1,197,589      14.b.
15. a. Demand notes issued to the U.S. Treasury......................                        RCON 2840       104,546      15.a.
    b. Trading Liabilities...........................................                        RCFD 3548     6,431,784      15.b.
16. Other borrowed money:
    a. With original maturity of one year or less....................                        RCFD 2332     4,437,636      16.a.
    b. With original  maturity of more than one year.................                        RCFD 2333        75,308      16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases...........................................................                        RCFD 2910       283,041      17.
18. Bank's liability on acceptance executed and outstanding..........                        RCFD 2920       632,259      18.
19. Subordinated notes and debentures................................                        RCFD 3200     1,275,000      19.
20. Other liabilities (from Schedule RC-G)...........................                        RCFD 2930       892,947      20.
21. Total liabilities (sum of items 13 through 20)...................                        RCFD 2948    46,205,005      21.
22. Limited-Life preferred stock and related surplus.................                        RCFD 3282             0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................                        RCFD 3838             0      23.
24. Common stock.....................................................                        RCFD 3230       200,858      24.
25. Surplus (exclude all surplus related to preferred stock).........                        RCFD 3839     2,349,164      25.
26. a. Undivided profits and capital reserves........................                        RCFD 3632       584,878      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................                        RCFD 8434        (3,951)     26.b.
27. Cumulative foreign currency translation adjustments..............                        RCFD 3284          (748)     27.
28. Total equity capital (sum of items 23 through 27)................                        RCFD 3210     3,130,201      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................                        RCFD 3300    49,335,206      29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for
   the bank by independent external                                                                   Number
   auditors as of any date during 1995................................................RCFD 6724.... N/A                     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3. = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5. = Review of the bank's financial statements by external auditors
6. = Compilation of the bank's financial statements by external auditors
7. = Other audit procedures (excluding tax preparation work)
8. = No external audit work


-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.